Exhibit 99.1

PetIQ, Inc. Completes Acquisition of Perrigo Animal Health

Announces Appointment of Pet and Consumer Packaged Goods Industry Veteran, Michael Smith, as Executive Vice President, Products Division

EAGLE, Idaho – July 8, 2019 – PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication and wellness company, today announced effective today, it has completed the previously announced acquisition of Perrigo Animal Health, a leading manufacturer of vet quality products for pet parents, from Perrigo Company plc (NYSE; TASE: PRGO) for $185 million in cash. Perrigo Animal Health is now an indirect wholly-owned subsidiary of PetIQ. In addition, Michael Smith, a pet and consumer packaged goods industry veteran has been appointed Executive Vice President, Products Division with responsibility for managing all aspects of PetIQ’s product revenue, product strategy, retailer relationships and strategic product partnerships, reporting directly to Cord Christensen, PetIQ’s Chairman and Chief Executive Officer.

Christensen, commented, “We are excited to have closed this important acquisition, and on behalf of PetIQ we welcome the Perrigo Animal Health team to the PetIQ. We look forward to capitalizing on our opportunities to increase our manufacturing scale, expand product and brand diversity, and improve our customer reach, all while we capture significant cost savings and synergies to fuel greater net sales and profitability.”

“To support our growing business, we are also very pleased to announce that Michael has joined us from the world’s largest retailer where he has held various leadership roles within the pet and personal care categories. In addition to Michael’s retail experience, he brings a strong consumer background having worked at leading consumer packaged goods companies including Colgate-Palmolive, Procter & Gamble, and Energizer. We look forward to Michael’s leadership contributions as we integrate Perrigo Animal Health and grow our existing pet products business over the next several years.”

The transaction was financed through a combination of $25 million of existing cash on hand, $145 million of new term loan financing from Ares Capital Management, with the remaining balance financed through PetIQ’s existing revolving credit facility with East West Bank.

PetIQ continues to expect that this acquisition will be accretive to earnings in the first twelve months following the closing and thereafter. PetIQ expects to report 2019 second quarter financial results on August 7, 2019 at which point it will provide guidance for full year 2019 inclusive of the Perrigo Animal Health acquisition.

Jefferies LLC is serving as financial advisor, KPMG as accounting and audit advisor, and Winston & Strawn LLP and Baker Botts LLP are acting as legal counsel to PetIQ.

About PetIQ

PetIQ is a leading, rapidly growing pet health and wellness company. Through over 60,000 points of distribution across retail and e-commerce channels, PetIQ and VIP Petcare, a wholly-owned subsidiary, have a mission to make pet lives better by educating pet parents on the importance of offering regular, convenient access and affordable choices for pet preventive and wellness veterinary products and services. PetIQ believes that pets are an important part of the family and deserve the best products and care we can give them. For more information, visit www.PetIQ.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could” and similar expressions. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, our ability to successfully grow our business through acquisitions; our dependency on a limited number of customers; our ability to implement our growth strategy effectively; disruptions in our manufacturing and distribution chains; competition from veterinarians and others in our industry; reputational damage to our brands; economic trends and spending on pets; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to manage our manufacturing and supply chain effectively; disruptions in our manufacturing and distribution chains; our ability to introduce new products and improve existing products; our failure to protect our intellectual property; costs associated with governmental regulation; our ability to keep and retain key employees; our ability to sustain profitability; and the risks set forth under the “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed from time to time with the Securities and Exchange Commission.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results. The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.

CONTACT:

Investor Relations Contact:	Media Relations Contact:
ICR Katie Turner katie.turner@icrinc.com Jeff Sonnek 646-277-1263 jeff.sonnek@icrinc.com	ICR Cory Ziskind cory.ziskind@icrinc.com 646-277-1232